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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Number 33-58789 on Form S-3 dated April 25, 1995, Registration Statement Number 33-82336 on Form S-8 dated August 3, 1994, Post Effective Amendment No. 1 on Form S-3 dated August 12, 1994 to Registration Statement Number 33-67478 on Form S-1 dated August 17, 1993, and Registration Statement Number 33-44786 on Form S-8 dated December 30, 1991 pertaining to Novametrix Medical Systems Inc. 1990 Stock Option Plan of our report dated June 14, 1996, with respect to the consolidated financial statements of Novametrix Medical Systems Inc. included in this Annual Report (Form 10-KSB) for the year ended April 28, 1996.

                                                               Ernst & Young LLP

Hartford, Connecticut
July 24, 1996

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